EXHIBIT 4.4

RIGHTS CERTIFICATE NUMBER: [·]	NUMBER OF RIGHTS: [·]

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S

PROSPECTUS DATED NOVEMBER 23, 2015 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY

REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST.

GlyEco, Inc.

Incorporated under the laws of the State of Nevada

RIGHTS CERTIFICATE

Evidencing Subscription Rights to Purchase Shares

of GlyEco, Inc.

Subscription Price: $0.08 per share

THE RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY

TIME, ON JANUARY 22, 2015, UNLESS EXTENDED BY THE COMPANY

REGISTERED

OWNER: [·]

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of subscription rights ("Rights") set forth above. Each Right entitles the holder thereof to purchase 0.7 shares (the "Shares") of Common Stock of GlyEco, Inc., a Nevada corporation (the "Company"), at a subscription price of $0.08 per Share (the "Basic Subscription Privilege"), pursuant to a rights offering (the "Rights Offering"), on the terms and subject to the conditions set forth in the Prospectus and the "Instructions as to Use of GlyEco, Inc. Rights Certificates" accompanying this Rights Certificate. In addition Rights holders are entitled to subscribe for an additional amount of Shares equal to up to 100% of the Shares for which they were otherwise entitled to subscribe (the "Over-Subscription Privilege"). If there is a sufficient number of shares (the "Excess Shares") available to fully satisfy the Over-Subscription Privilege requests of all holders following the exercise of the Rights under all Basic Subscription Privileges, all over-subscription requests will be honored in full. If insufficient Shares are available to fully satisfy the Over-Subscription Privilege requests of all holders following the exercise of thee Rights under all Basic Subscription Privileges, the available unsubscribed Shares will be distributed proportionately among those holders who exercised their Over-Subscription Privilege based on the number of Shares each holder subscribed for pursuant to their Over-Subscription Privilege. The Rights represented by this Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the rights price for each Share in accordance with the "Instructions as to Use of GlyEco, Inc. Rights Certificates" that accompany this Rights Certificate.

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Witness the signatures of GlyEco, Inc.'s duly authorized officers.

Dated: November 23, 2015

Interim Chief Executive Officer & President	General Counsel and Corporate Secretary

DELIVERY OPTIONS FOR RIGHTS CERTIFICATE

Delivery other than to the address listed below will not constitute valid delivery.

GlyEco, Inc.

4802 E. Ray Rd., Ste. 23-408

Phoenix, AZ 85044

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

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FORM 1-EXERCISE OF RIGHTS

To subscribe for Shares pursuant to your Basic Subscription Privilege, please complete lines (a) and (c). To subscribe for Shares pursuant to your Over-Subscription Privilege, which allows you to subscribe for an additional number of Shares equal to up to 100% of the Shares for which you were otherwise entitled to subscribe pursuant to your Basic Subscription Privilege, please also complete line (b). To the extent you subscribe for more Shares than you are entitled under the Basic Subscription Privilege, you will be deemed to have elected to purchase the maximum number of Shares for which you are entitled to subscribe under the Basic Subscription Privilege and the excess will be deemed to be an election to purchase pursuant to your Over-Subscription Privilege. You cannot exercise any Over-Subscription Privileges unless you have exercised your Basic Subscription Privilege in full.

(a) EXERCISE OF BASIC SUBSCRIPTION PRIVILEGE:

I subscribe for ____________	Shares	x $ 0.08	= $ ________________
(no. of Shares)	(rights price)	(payment amount enclosed)

(b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE:

If you fully exercised your Basic Subscription Privilege and you wish to subscribe for additional Shares pursuant to your Over-Subscription Privilege, you may subscribe for up to 100% of the Shares for which you were entitled to subscribe pursuant to your Basic Subscription Privilege:

I subscribe for ____________	Shares	x $ 0.08	= $ ________________
(no. of Shares)	(rights price)	(payment amount enclosed)

NOTE: IF INSUFFICIENT SHARES ARE AVAILABLE TO FULLY SATISFY THE OVER-SUBSCRIPTION PRIVILEGE REQUESTS OF ALL HOLDERS, THE AVAILABLE UNSUBSCRIBED SHARES WILL BE DISTRIBUTED PROPORTIONATELY AMONG THOSE HOLDERS WHO EXERCISED THEIR OVER-SUBSCRIPTION PRIVILEGE BASED ON THE NUMBER OF SHARES EACH HOLDER SUBSCRIBED FOR PURSUANT TO THEIR OVER-SUBSCRIPTION PRIVILEGE.

(c) Total Amount of Payment Enclosed = $___________

Payments must be made in full in U.S. currency by certified or cashier's check payable to GlyEco, Inc. drawn upon a U.S. bank, or by wire transfer. Such payment will be deemed to have been received by the Subscription Agent immediately upon receipt. Personal checks will not be accepted.

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METHOD OF PAYMENT (CHECK ONE)

____ Certified Check payable to "GlyEco, Inc."

____ Cashier's Check payable to "GlyEco, Inc."

_____ Wire transfer of immediately available funds directly to the account maintained by GlyEco, Inc. according to the following instructions:

Bank Name: Wells Fargo, N.A.
Bank Address: P.O. Box 2908, Phoenix, AZ 85062-2908
Bank Phone #: (800) 225-5935
Routing Number: 121000248
Account Name: GlyEco, Inc.
Account Number: 5231776955

FORM 2-DELIVERY TO DIFFERENT NAME OR ADDRESS

If you wish for the Shares underlying this Rights Certificate to be delivered to a name or address different from that shown on the face of this Rights Certificate, please enter the alternate name or address below.

______________________________________

______________________________________

______________________________________

______________________________________

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FORM 3-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have the Prospectus for the Rights Offering and I hereby irrevocably subscribe for or transfer to a designated transferee (as applicable) the number of Shares indicated above on the terms and conditions specified in the Prospectus.

Signature(s): __________________________________________________________________

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the face of this Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FOR INSTRUCTIONS ON THE USE OF GLYECO, INC. RIGHTS CERTIFICATES, CALL MATT HAMILTON AT 866-960-1539 EXT. 711 OR MHAMILTON@GLYECO.COM.

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